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                                                                    EXHIBIT 23.2

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of our report dated February 24, 1998, of the estimates of proved oil and gas reserves and their present values, as of January 1, 1998, in the Registration Statement on Form S-1, and to all references of our firm included in this Registration Statement.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.



                                           By: /s/ DANNY D. SIMMONS
                                              ----------------------------------
                                              Danny D. Simmons
                                              Senior Vice President



Houston, Texas
August 27, 1998